Exhibit (c)(vi)

PROJECT ASTERIX Reference Materials August 2022

BMO Capital Markets

# Model Bridge

*C$ per share unless otherwise stated*



Rio Tinto Model
TRQ Model
$33.37
+$1.78
+$0.89
+$0.71
$36.74
+$3.48
$40.23
+$2.34
$42.57
$54.51
$59.03
RT DCF (As Provided)
Updated Consensus Price Deck
Bal. Sheet Roll Forward to 30-Jun-22 (1)
USDCAD Spot (2)
Adj. RT DCF (Diluted)
Equity Financing Removal
Adj. RT DCF (Undiluted) (3)
Others
TRQ DCF (SH Loan: Cash Flows Discounted)
TRQ DCF (SH Loan: Cash Flows Discounted)
TRQ DCF (SH Loan: Carrying Value) (1)
12% Discount Rate
10% Discount Rate

Source: FactSet, Rio Tinto Oyu Tolgoi Model, Turquoise Hill Internal Model at street consensus pricing

1. Project finance loan and shareholder loan balances from the Turquoise Internal Hill Internal Model as of 30-Jun-22 and estimated cash balances as of 30-Jun-22 provided by TRQ management as Q2 2022 interim financial statements do not provide detailed breakdown of balances.
2. 1.2883 USDCAD as of 3-Aug-22.
3. TRQ NAVPS from the Rio Tinto Model shown under the Historical Approach valuation methodology; Adj. TRQ NAVPS under the Traditional Approach is $39.77, resulting in Others of $2.79.

1

PROJECT ASTERIX

Relative Producer P / NAV Multiples Discount Rate (%) First Quantum 0.67x 9.1% Ivanhoe 0.65x 9.7% Lundin Mining 0.62x 8.9% TRQ @ Offer Price P/NAV of 0.52x 0.58x 10.0% (SHL: Carrying Value) at 8.9% DR Ero 0.53x 8.0% Hudbay 0.42x 8.0% Capstone 0.31x 9.0% Median: 0.58x Median: 8.9% Source: FactSet, street research, Turquoise Hill Internal Model at street consensus pricing 2 Note: Medians exclude TRQ. PROJECT ASTERIX

Precedent Copper Transactions Includes Copper Transactions Greater than US$1.0 bn since 2010 RT Offer at C$34 Producer Transactions Developer Transactions Developer Producer Median 1.04x Median 1.17x Mitsubishi—24.5% AA Sur (Anglo American) 1.76x Jinchuan—Metorex 1.42x Sumitomo—13% Morenci (Freeport) 1.36x Barrick Gold—Equinox Minerals 1.33x Nova Resources—KAZ Minerals 1.29x BHR Partners—24% Tenke Fungurume (Lundin) 1.21x China Moly—56% Tenke Fungurume (Freeport) 1.21x Lundin—80% Candelaria (Freeport) 1.18x Antofagasta—50% Zaldivar (Barrick) 1.17x Sandfire—MATSA (Mubadala & Trafigura) 1.16x Equinox Minerals—Citadel 1.14x South32—Sierra Gorda (Sumitomo) 1.11x Metals Acquisition Corp—CSA Copper Mine (Glencore) 1.07x MMG-led Consortium—Las Bambas (Glencore) 1.04x Glencore—Mutanda Mining 0.99x Minmetals Resources—Anvil 0.99x Zijin Resources—Nevsun Resources 0.93x First Quantum—Inmet 0.89x Guangdong Rising—PanAust 0.81x KGHM Polska—Quadra FNX 0.70x (1) Rio Tinto—Turquoise Hill (SH Loan: Carrying Value) 0.58x Source: Company filings, FactSet, street research 3 Note: Excludes merger of equals transactions. 1. 10% discount rate; based on Rio Tinto proposal of C$34 per share. PROJECT ASTERIX

BMO Capital Markets

# Precedent Base Metal Transaction Premiums



240%
120%
60%
30%
15%
1-Week Premium
15%
30%
60%
120%
240%
1-Day Premium
Nevsun / Reservoir (Apr-16)
OZ / Avanco (Sep-18)
Rio Tinto / Turquoise Hill (HUSP)(1) (Mar-22)
Glencore / Volcan (Mar-18)
Zijin / Nevsun (Mar-19)
Centerra / Thompson Creek (Nov-16)
South32 / Ariz. Mining (Jun-18)
Sandfire / MOD (Jun-19)
IGO / Western Areas (Mar-22)
OZ / Cassini (Jun-20)
Nova / KAZ (Jan-21)
Lundin / Josemaria (Dec-21)
Rio Tinto / Turquoise Hill (Mar-22)

Source: Bloomberg, company filings, FactSet

1. Based on median peer performance; peers include Capstone, Ero, Filo, First Quantum, Hudbay, Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, SolGold, and Western Copper.

4

PROJECT ASTERIX

APPENDIX Appendix Section 1 Default Section Appendix 5 PROJECT ASTERIX

APPENDIX Turquoise Hill Trading Since Rio Tinto Offer Day of Rio Tinto Offer (1) $40 TRQ Volume TRQ Share Price Rio Tinto Offer HUSP 14.0 $35 12.0 $34.00 $32.85 10.0 Announced $30 Premium: 32% l G $ ) o (C 8.0 l ba V i ce o Pr $25 Current Premium l e to HUSP: 112% um re a Sh 6.0 (mm) Key Trading Statistics Since Offer $20 Percent of Float Traded (%) 146% 4.0 VWAP (C$) $35.06 (2) Trading Volume Increase (%) 23% $16.01 $15 2.0 $10 --11-Mar 25-Mar 08-Apr 25-Apr 09-May 23-May 06-Jun 20-Jun 04-Jul 18-Jul 01-Aug Source: FactSet 6 Note: Shown in C$. 1. Based on median peer performance; peers include Capstone, Ero, Filo, First Quantum, Hudbay, Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, SolGold, and Western Copper. 2. Relative to year before offer. PROJECT ASTERIX

BMO Capital Markets
APPENDIX

Street Consensus Commodity Prices (Copper)

Broker Name	2022	2023	2024	2025	2026	2027	LT
	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)
Bank of America	$4.74	$4.31	$3.40	$3.46	$3.53	$3.59	$3.17
Barclays	3.78	3.05	2.90	2.90	n.a.	n.a.	3.00
Beacon	n.a.	3.50	3.50	3.50	3.50	3.50	3.50
Bell Potter	4.39	4.18	4.05	n.a.	n.a.	n.a.	n.a.
Berenberg	4.28	3.94	3.97	3.22	n.a.	n.a.	n.a.
BMO	4.19	3.51	3.54	3.63	3.86	3.40	3.40
Canaccord	4.56	4.25	4.25	4.50	3.50	3.50	3.50
Cantor	4.08	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
CIBC	4.37	3.75	4.00	3.30	3.30	3.30	3.30
Cormark	4.25	4.00	3.75	3.75	3.75	3.75	3.75
Credit Suisse	3.80	3.30	3.20	3.50	n.a.	n.a.	3.49
Desjardins	4.46	4.46	4.05	4.05	4.05	4.05	4.05
Deutsche	4.87	3.74	3.77	3.89	n.a.	n.a.	3.63
Echelon	4.05	3.90	n.a.	n.a.	n.a.	n.a.	n.a.
Eight	4.31	4.50	4.50	4.00	3.75	n.a.	3.50
H.C. Wainwright	2.20	2.20	2.20	2.20	2.20	2.20	2.20
Haywood	4.15	4.15	4.15	4.15	4.15	4.15	4.15
HSBC	4.25	4.00	3.70	3.50	3.60	n.a.	3.15
Itau BBA	4.20	3.80	3.60	3.00	n.a.	n.a.	n.a.
Jefferies	4.50	5.06	6.00	6.50	n.a.	n.a.	3.50
JP Morgan	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	3.50
Laurentian	4.59	4.50	4.25	3.75	3.75	3.75	3.75
M Partners	3.50	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

Broker Name	2022	2023	2024	2025	2026	2027	LT
	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)	(US$/lb)
Macquarie	4.62	3.87	3.63	3.97	4.20	3.89	n.a.
Morgan Stanley	4.40	3.92	4.17	4.22	3.86	3.86	2.98
National	4.70	4.70	4.00	3.50	n.a.	n.a.	3.30
Paradigm	4.38	4.25	4.00	3.50	3.50	3.50	3.50
PI Financial	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	4.00
Raymond James	4.19	3.75	n.a.	n.a.	n.a.	n.a.	3.50
RBC	4.25	3.75	3.75	4.00	4.00	n.a.	3.50
Scotia	4.50	4.50	4.50	5.00	5.50	n.a.	3.50
SEB	4.54	4.08	4.08	4.08	4.08	4.08	4.08
Societe Generale	4.48	4.31	4.99	5.67	n.a.	n.a.	n.a.
Stifel	4.55	4.50	4.25	4.00	4.00	4.00	4.00
TD	4.49	4.25	4.00	3.75	3.50	3.50	3.50
UBS	4.06	3.50	3.50	3.75	3.90	n.a.	3.50
VTB	3.52	3.22	3.31	n.a.	n.a.	n.a.	n.a.
High	4.87	5.06	6.00	6.50	5.50	4.15	4.15
Median	**$4.34**	**$4.00**	**$4.00**	**$3.75**	**$3.75**	**$3.67**	**$3.50**
Average	4.24	3.96	3.90	3.87	3.78	3.63	3.50
Low	2.20	2.20	2.20	2.20	2.20	2.20	2.20

7
PROJECT ASTERIX

BMO Capital Markets
APPENDIX

Street Consensus Commodity Prices (Gold)

Broker Name	2022	2023	2024	2025	2026	2027	LT
	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)
Bank of America	$1,918	$2,049	$1,852	$1,818	$1,784	$1,750	$1,750
Barclays	1,713	1,588	1,500	1,500	1,500	1,500	1,500
Beacon	1,800	1,700	1,600	1,600	1,600	1,600	1,600
Bell Potter	1,905	1,900	1,925	n.a.	n.a.	n.a.	n.a.
Berenberg	1,800	1,700	1,650	1,550	n.a.	n.a.	n.a.
BMO	1,896	1,750	1,675	1,600	1,600	1,400	1,400
Canaccord	1,830	1,848	1,886	1,927	1,927	1,927	1,927
Cantor	2,050	2,150	1,800	1,800	1,800	1,800	2,000
CIBC	1,863	1,750	1,650	1,650	1,650	1,650	1,650
Cormark	1,800	1,800	1,800	1,800	1,800	1,800	1,800
Credit Suisse	1,850	1,600	1,783	1,741	n.a.	n.a.	1,400
Desjardins	1,820	1,820	1,700	1,700	1,700	1,700	1,700
Deutsche	1,688	1,659	1,698	1,713	n.a.	n.a.	1,600
Echelon	1,810	1,765	n.a.	n.a.	n.a.	n.a.	n.a.
Edison	n.a.	1,749	1,681	1,617	1,554	1,524	1,524
Eight	1,837	1,850	1,900	1,900	1,800	n.a.	1,700
H.C. Wainwright	1,900	1,900	1,900	1,900	1,900	1,900	1,900
Haywood	1,850	1,900	1,900	1,900	1,900	1,900	1,900
HSBC	1,820	1,750	n.a.	n.a.	n.a.	n.a.	1,600
Jefferies	2,000	1,800	1,750	1,700	n.a.	n.a.	1,500
JP Morgan	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	1,600
Laurentian	1,803	1,750	1,750	1,750	1,750	1,750	1,750
M Partners	1,800	1,800	1,800	1,800	1,800	1,800	1,800

Broker Name	2022	2023	2024	2025	2026	2027	LT
	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)	(US$/oz)
Mackie Research	1,850	1,850	1,850	1,850	1,850	1,850	1,850
Macquarie	1,855	1,613	1,650	1,700	1,750	1,713	n.a.
Morgan Stanley	1,888	1,675	1,538	1,400	1,400	1,400	1,172
National	1,830	1,830	1,710	1,590	1,475	1,475	1,475
Nomura	1,889	1,945	n.a.	n.a.	n.a.	n.a.	n.a.
Paradigm	1,898	1,898	1,898	1,898	1,898	1,898	1,898
PI Financial	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	1,800
Raymond James	1,725	1,650	n.a.	n.a.	n.a.	n.a.	1,600
RBC	1,696	1,650	1,600	1,550	1,500	n.a.	1,500
Scotia	1,820	1,700	1,500	1,500	1,500	1,500	1,500
SEB	1,857	1,861	1,861	1,861	1,861	1,861	1,861
Societe Generale	2,050	1,850	n.a.	n.a.	n.a.	n.a.	n.a.
Stifel	1,820	1,750	1,750	1,750	1,750	1,750	1,750
TD	1,915	1,850	1,800	1,700	1,700	1,700	1,700
UBS	1,675	1,550	1,550	1,575	1,671	n.a.	1,500
High	2,050	2,150	1,925	1,927	1,927	1,927	2,000
Median	**$1,837**	**$1,783**	**$1,750**	**$1,707**	**$1,750**	**$1,750**	**$1,675**
Average	1,843	1,785	1,739	1,711	1,708	1,702	1,663
Low	1,675	1,550	1,500	1,400	1,400	1,400	1,172

8
PROJECT ASTERIX

BMO Capital Markets

APPENDIX

Street Consensus Commodity Prices (Silver)

Broker Name	2022 (US$/oz)	2023 (US$/oz)	2024 (US$/oz)	2025 (US$/oz)	2026 (US$/oz)	2027 (US$/oz)	LT (US$/oz)
Bank of America	$27.00	$31.71	$29.47	$27.98	$26.49	$25.00	$25.00
Barclays	22.50	20.60	20.00	20.00	20.00	20.00	20.00
Beacon	n.a.	n.a.	25.00	25.00	25.00	25.00	25.00
Bell Potter	22.07	22.06	22.35	n.a.	n.a.	n.a.	23.21
Berenberg	24.50	23.00	22.00	20.00	n.a.	n.a.	n.a.
BMO	24.51	22.50	23.00	22.00	21.00	20.00	20.00
Canaccord	23.24	23.49	24.18	24.70	24.70	24.70	24.70
Cantor	25.50	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
CIBC	25.75	23.00	20.00	20.00	20.00	20.00	20.00
Cormark	23.00	23.00	23.00	23.00	23.00	23.00	23.00
Credit Suisse	20.00	18.00	18.37	18.36	n.a.	n.a.	16.50
Desjardins	23.00	23.00	22.25	22.25	22.25	22.25	22.25
Deutsche	23.20	26.00	28.00	24.00	n.a.	n.a.	21.00
Echelon	24.50	24.00	n.a.	n.a.	n.a.	n.a.	n.a.
Edison	n.a.	23.60	23.00	22.80	22.50	n.a.	n.a.
Eight	26.00	25.00	25.00	22.50	22.50	22.50	22.50
H.C. Wainwright	25.00	25.00	25.00	25.00	25.00	25.00	25.00
Haywood	23.00	23.75	20.00	n.a.	n.a.	n.a.	n.a.
HSBC	24.30	25.00	24.00	24.00	24.00	24.00	24.00
Itau BBA	20.00	26.00	28.00	28.00	28.00	28.00	28.00
Jefferies	25.34	25.34	25.34	25.34	25.34	25.34	25.34
JP Morgan	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	25.00
Laurentian	25.00	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

Broker Name	2022 (US$/oz)	2023 (US$/oz)	2024 (US$/oz)	2025 (US$/oz)	2026 (US$/oz)	2027 (US$/oz)	LT (US$/oz)
M Partners	25.00	25.00	25.00	25.00	25.00	25.00	25.00
Mackie Research	25.50	25.50	25.50	25.50	25.50	25.50	25.50
Macquarie	23.63	20.00	22.00	23.25	24.50	23.98	n.a.
Morgan Stanley	24.20	23.70	22.00	22.00	22.50	22.50	20.00
National	23.00	23.00	22.00	20.00	19.00	19.00	19.00
Nomura	23.90	25.10	n.a.	n.a.	n.a.	n.a.	n.a.
Paradigm	23.92	23.92	23.92	23.92	23.92	23.92	23.92
PI Financial	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	22.50
Raymond James	23.00	23.00	n.a.	n.a.	n.a.	n.a.	22.50
RBC	24.00	22.50	20.00	19.50	18.75	n.a.	18.75
Scotia	24.39	23.00	20.00	20.00	20.00	20.00	20.00
SEB	24.00	24.00	24.00	24.00	24.00	24.00	24.00
Stifel	25.13	24.00	24.00	24.00	24.00	24.00	24.00
TD	24.63	24.00	23.00	22.00	22.00	22.00	22.00
UBS	22.00	19.00	17.00	17.00	17.00	17.00	17.00
High	27.00	31.71	29.47	28.00	28.00	28.00	28.00
Median	**$24.10**	**$23.70**	**$23.00**	**$23.00**	**$23.46**	**$23.95**	**$22.75**
Average	23.93	23.63	23.11	22.80	22.92	22.99	22.49
Low	20.00	18.00	17.00	17.00	17.00	17.00	16.50

9

PROJECT ASTERIX

APPENDIX Street Consensus Commodity Prices (Molybdenum) Broker Name 2022 2023 2024 2025 2026 2027 LT (US$/lb) (US$/lb) (US$/lb) (US$/lb) (US$/lb) (US$/lb) (US$/lb) Bank of America $18.89 $19.10 $19.10 $16.50 $13.91 $11.31 $10.00 BMO 16.77 14.00 12.00 10.00 10.00 10.00 10.00 CIBC 14.40 12.50 11.55 9.25 9.25 9.25 9.25 Cormark 20.00 15.00 15.00 15.00 15.00 15.00 15.00 Deutsche 11.80 12.00 12.30 n.a. n.a. n.a. n.a. Eight 12.00 12.00 12.00 12.00 12.00 12.00 12.00 H.C. Wainwright 14.00 14.00 14.00 14.00 14.00 14.00 14.00 Itau BBA 15.00 14.00 13.00 13.00 13.00 13.00 13.00 Jefferies 21.11 19.37 14.62 12.00 n.a. n.a. n.a. Morgan Stanley 18.25 11.50 11.00 11.00 11.00 n.a. n.a. National 19.00 19.00 15.00 12.00 n.a. n.a. 10.00 RBC 15.00 15.00 12.50 8.50 8.50 8.50 8.50 Scotia 18.25 15.00 14.00 14.00 14.00 n.a. 12.00 Stifel 19.00 19.00 17.00 12.00 12.00 12.00 12.00 TD n.a. n.a. n.a. n.a. n.a. n.a. 15.00 UBS 16.51 9.75 9.00 8.91 n.a. n.a. 8.00 High 21.11 19.37 19.10 16.50 15.00 15.00 15.00 Median $16.77 $14.00 $13.00 $12.00 $12.00 $12.00 $12.00 Average 16.67 14.75 13.47 12.01 12.06 11.67 11.44 Low 11.80 9.75 9.00 8.50 8.50 8.50 8.00 10 PROJECT ASTERIX

Disclaimer These materials are confidential and proprietary to, and may not be reproduced, disseminated or referred to, in whole or in part without the prior consent of BMO Capital Markets. These materials have been prepared exclusively by BMO Capital Markets’ Investment and Corporate Banking Department for the individual to whom such materials are delivered and may not be used for any purpose other than as authorized in writing by BMO Capital Markets. These materials are not a product of BMO Capital Markets’ Research Department. The views of the Investment Banking and Corporate Banking Department may differ from those of the Research Department. BMO Capital Markets assumes no responsibility for verification of the information in these materials, and no representation or warranty is made as to the accuracy or completeness of such information. BMO Capital Markets assumes no obligation to correct or update these materials. These materials do not contain all information that may be required to evaluate, and do not constitute a recommendation with respect to, any transaction or matter. Any recipient of these materials should conduct its own independent analysis of the matters referred to herein. If these materials contain a summary of indicative financing terms and conditions, they should be viewed as an outline intended for discussion purposes only and are subject to the completion of due diligence by, and internal credit and other committee approvals of, BMO Capital Markets. It should not in any way be viewed or relied upon as a commitment by BMO Capital Markets or any other entity to extend credit. If provided, (a) the information provided in such materials is for the confidential use of the borrower and may not, without the prior written consent of BMO Capital Markets, be permitted to be disclosed to any other party other than the borrower’s employees, attorneys and financial advisors (but not commercial lenders) with a need to know the same, (b) the proposal in such materials is subject to there being no material disruption of the banking and capital markets that, in BMO Capital Market’s reasonable opinion, adversely impacts in any material respect pricing or availability of credit, and (c) BMO Capital Markets shall be entitled, in consultation with the borrower, to change the structure, terms and pricing (both fees and spreads) of the proposed financing described herein. BMO Capital Markets does not provide tax, accounting or legal advice. Any discussion of tax matters in these materials (i) is not intended to be used, and cannot be used or relied upon, for the purposes of avoiding any tax penalties and (ii) may have been written in connection with the “promotion or marketing” of the transaction or matter described herein. Accordingly, the recipient should seek advice based on its particular circumstances from an independent tax advisor. BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorised and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorised and regulated by the Financial Conduct Authority) in the UK and Australia. “Nesbitt Burns” is a registered trademark of BMO Nesbitt Burns Inc., used under license. “BMO Capital Markets” is a trademark of Bank of Montreal, used under license. “BMO (M-Bar roundel symbol)” is a registered trademark of Bank of Montreal, used under license. ® Registered trademark of Bank of Montreal in the United States, Canada and elsewhere. ™ Trademark of Bank of Montreal in the United States and Canada. All values in this document are in US$ unless otherwise specified 11 PROJECT ASTERIX